 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 24, 2015, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2014. A copy of the Press Release is furnished herewith as Exhibit 99.1.

On February 17, 2015, Nektar announced that it would hold a Webcast conference call on February 24, 2015 to review its financial results for the quarter and year ended December 31, 2014. This conference call is accessible through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com.

On this conference call, management expects to make certain forward-looking statements regarding Nektar’s business including but not limited to statements regarding future pre-clinical and clinical development plans, the potential medical benefit and commercial potential for certain of Nektar’s drug candidates and those of its collaboration partners, the economic potential of future collaboration milestones and royalty payments, the timing of future commercial product launches and health authority regulatory filings for Nektar’s drug candidates or those of its collaboration partners, the timing and availability of future clinical results for one or more of our drug candidates, financial guidance for 2015, and certain other future events. These forward-looking statements involve substantial risks and uncertainties including but not limited to:

•	Nektar’s drug candidates and those of its partners, including etirinotecan pegol (NKTR-102), BAX 855 (partnered with Baxter Healthcare), Amikacin Inhale (partnered with Bayer), Cipro Dry Powder Inhaler or CIPRO DPI (partnered with Bayer Schering Pharma), NKTR-181, NKTR-171, and other programs are in clinical development. As a result, the risk of failure for these programs remains substantially high and can unexpectedly occur at any time due to lack of efficacy, frequency or severity of adverse safety events, manufacturing challenges, regulatory delays, changes in regulatory requirements (e.g., additional or expanded clinical studies), or other factors that can negatively impact drug development and are difficult to predict.

•	Although Nektar plans to report topline results next month (March 2015) from the Phase 3 BEACON clinical trial of etirinotecan pegol (NKTR-102) in metastatic breast cancer patients, Nektar does not currently have any access to or knowledge of the blinded topline results for this study. As a result, there remain substantial risks and uncertainty regarding the results of the BEACON trial.

•	While Nektar has conducted numerous experiments using laboratory and home-based chemistry techniques that have not been able to convert NKTR-181 into a rapid-acting and more abusable opioid, there is a risk that a technique could be discovered in the future to convert NKTR-181 into a rapid-acting and more abusable opioid, which would significantly diminish the value of this drug candidate.

•	Nektar’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required in the future.

•	From time to time, Nektar is a party to legal proceedings where we or other third parties are enforcing or seeking commercial, contractual, or intellectual property rights, invalidating or limiting patent rights that have already been allowed or issued, or otherwise asserting proprietary rights through one or more potential legal remedies. The outcome of these legal proceedings is unpredictable and could have a material adverse effect on Nektar’s business, results of operations and financial condition.

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•	The market sizes for Nektar’s proprietary and partnered product programs are based on management’s current estimates only and actual market sizes may differ materially and adversely.

•	Scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of Nektar’s technology platforms to potential new drug candidates is therefore very uncertain and unpredictable and one or more research and development programs could fail.

•	Management’s financial projections for 2015 are subject to the significant risk of unplanned revenue shortfalls, unplanned expenses or liabilities, and expenses being higher than planned, any of which could significantly and adversely affect Nektar’s actual 2015 annual financial results.

•	Other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014.

Actual results could differ materially from the forward-looking statements and Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Fourth Quarter and Year-End 2014 Financial Results” issued by Nektar Therapeutics on February 24, 2015.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	February 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Fourth Quarter and Year-End 2014 Financial Results” issued by Nektar Therapeutics on February 24, 2015.